PRICING SUPPLEMENT NO. 97                                     Rule 424(b)(3)
DATED: May 21, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
an Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes   Book Entry Notes
$25,000,000                     [x]                   [x]

Original Issue Date:            Fixed Rate Notes      Certificated Notes
May 27, 1998                    []                    [_]


Maturity Date:                  CUSIP#: 073928 CH 4
May 27, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                           Optional             Optional
                          Redemption       Repayment            Repayment
Redeemable On             Price(s)         Date(s)              Price(s)
-------------             ----------      ----------            ----------

N/A                       N/A              N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Date:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[x]         Federal Funds Rate             Interest Reset Date(s): Daily

[_]         Treasury Rate                  Interest Reset Period: Daily

[_]         LIBOR Reuters                  Interest Payment Date(s): *

[_]         LIBOR Telerate

[_]         Prime Rate                     Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: **

Index Maturity:  N/A

Spread (plus or minus): +0.12%

-------------------------------

* On the 27th of each August, November, February and at maturity.

**       The Federal Funds rate on May 26, 1998 plus 12 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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